Exhibit 3.2

BYLAWS

of

OWLHEAD MINERALS CORP.

(Formerly, Eardley Ventures)

A Nevada Corporation

Revised February 28, 2007

Owlhead Minerals Corp.

BYLAWS

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Owlhead Minerals Corp.

Nevada Corporation

BYLAWS

ARTICLE I

NAME and LOCATION

SECTION 1. The name of this corporation shall be Owlhead Minerals Corp.

SECTION 2. PRINCIPAL EXECUTIVE OFFICE. The Principal Executive Office of the Corporation shall be 19 McEachron Hill Road, Argyle NY 12809.

SECTION 3. OTHER OFFICES. Branch or subordinate offices may be established by the Board of Directors at such other places as may be desirable.

ARTICLE II

SHAREHOLDERS

SECTION 1. PLACE OF MEETING. Meetings of shareholders shall be held either at the Principal Executive Office of the corporation or at any other location within or without the State of Nevada which may be designated by the Board of Directors.

SECTION 2. ANNUAL MEETINGS. The annual meeting of shareholders shall be held on such day and at such time as may be fixed by the Board; provided, however, that should said day fall upon a Saturday, Sunday, or legal holiday observed by the Corporation at its principal executive office, then any such meeting of shareholders shall be held at the same time and place on the next day thereafter ensuing which is a full business day. At such meetings, directors shall be elected by plurality vote and any other proper business may be transacted.

SECTION 3. SPECIAL MEETINGS. Special meetings of the shareholders may be called for any purpose or purposes permitted under Chapter 78 of Nevada Revised Statutes at any time by the Board, the President, or by the shareholders entitled to cast not less than fifty-one percent (51%) of the votes at such meeting. Upon request in writing to the President or the Secretary, by any person or persons entitled to call a special meeting of shareholders, the Secretary shall cause notice to be given to the shareholders entitled to vote, that a special meeting will be held not less than thirty-five (35) nor more than sixty (60) days after the date of the notice.

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SECTION 4. NOTICE OF ANNUAL OR SPECIAL MEETING. Written notice of each annual meeting signed by an officer shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote thereat. Such notice shall state the place, date and hour of the meeting and (i) in the case of a special meeting the general nature of the business to be transacted, or (ii) in the case of the annual meeting, those matters which the Board, at the time of the mailing of the notice, intends to present for action by the shareholders, but, any proper matter may be presented at the meeting for such action. The notice of any meeting at which directors are to be elected shall include the names of the nominees intended, at the time of the notice, to be presented by management for election.

Notice of a shareholders’ meeting shall be given either personally, by facsimile, by email or by regular mail or, addressed to the shareholder at the address of such shareholder appearing on the books of the corporation or if no such address appears or is given, by publication at least once in a newspaper of general circulation in the State of Nevada. An affidavit of mailing of any notice, executed by the Secretary, shall be prima facie evidence of the giving of the notice.

SECTION 5. QUORUM. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders. If a quorum is present, the affirmative vote of the majority of shareholders represented and voting at the meeting on any matter, shall be the act of the shareholders. Notwithstanding the foregoing, (1) the sale, transfer and other disposition of substantially all of the corporation’s properties and (2) a merger or consolidation of the corporation shall require the approval by an affirmative vote of a majority of the corporation’s issued and outstanding shares.

SECTION 6. ADJOURNED MEETING AND NOTICE THEREOF. Any Shareholders’ meeting, whether or not a quorum is present, may be adjourned from time to time. In the absence of a quorum (except as provided in Section 5 of this Article), no other business may be transacted at such meeting. It shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat, other than by announcement at the meeting at which such adjournment is taken; provided, however, when a shareholders meeting is adjourned for more than forty-five (45) days or, if after adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting.

SECTION 7. VOTING. The shareholders entitled to notice of any meeting or to vote at such meeting shall be only persons in whose name shares stand on the stock records of the corporation on the record date determined in accordance with Section 8 of this Article.

SECTION 8. RECORD DATE. The directors may prescribe a period not exceeding 60 days before any meeting of the stockholders during which no transfer of stock on the books of the corporation may be made, or may fix, in advance, a record date not more than 60 nor less than 10 days before the date of any such meeting as the date as of which stockholders entitled to notice of and to vote at such meetings must be determined. Only stockholders of record on that day are entitled to notice or to vote at such a meeting.

If a record date is not fixed, the record date is at the close of business on the day before the day on which notice is given or, if notice is waived, at the close of business on the day before the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders applies to an adjournment of the meeting unless the board of directors fixes a new record date for the adjourned meeting. The board of directors must fix a new record date if the meeting is adjourned to a date more than 60 days later than the date set for the original meeting.

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SECTION 9. CONSENT OF ABSENTEES. The transactions of any meeting of shareholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held, after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of the meeting or an approval of the minutes thereof.

All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

SECTION 10. ACTION WITHOUT MEETING. Any action which, under any provision of law, may be taken at any annual or special meeting of shareholders, may be taken without a meeting and without prior notice if a consent in writing, setting forth the actions to be taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Such consent or waiver must be filed with the Secretary of the Corporation and represent a majority of the shares entitled to vote at such meeting. Unless a record date for voting purposes be fixed as provided in Section 8 of this Article, the record date for determining shareholders entitled to give consent pursuant to this Section 10, when no prior action by the Board has been taken, shall be the day on which the first written consent is given.

SECTION 11. PROXIES. Every person entitled to vote shares has the right to do so either in person or by one or more persons authorized by a written proxy executed by such shareholder and filed with the Secretary.

SECTION 12. CONDUCT OF MEETING. The President shall preside as Chairman at all meetings of the shareholders, unless another Chairman is selected. The Chairman shall conduct each such meeting in a businesslike and fair manner, but shall not be obligated to follow any technical, formal or parliamentary rules or principles of procedure. The Chairman’s ruling on procedural matters shall be conclusive and binding on all shareholders, unless at the time of ruling a request for a vote is made by a shareholder entitled to vote and represented in person or by proxy at the meeting, in which case the decision of a majority of such shares shall be conclusive and binding on all shareholders. Without limiting the generality of the foregoing, the Chairman shall have all the powers usually vested in the chairman of a meeting of shareholders.

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ARTICLE III

DIRECTORS

SECTION 1. POWERS. Subject to limitation of the Nevada Revised Statutes, the Articles of Incorporation, of these bylaws, and of actions required to be approved by the shareholders, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board. The Board may, as permitted by law, delegate the management of the day-to-day operation of the business of the corporation to a management company or other persons or officers of the corporation provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board. In the event of the absence of the President, the Board may designate signing authority to the Secretary or any Director. Without prejudice to such general powers, it is hereby expressly declared that the Board shall have the following powers:

(a) To select and remove all of the officers, agents and employees of the corporation, prescribe the powers and duties for them as may not be inconsistent with law, or with the Articles of Incorporation or by these bylaws, fix their compensation, and require from them, if necessary, security for faithful service.

(b) To conduct, manage, and control the affairs and business of the corporation and to make such rules and regulations therefore not inconsistent with law, with the Articles of Incorporation or these bylaws, as they may deem best.

(c) To adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock and to alter the form of such seal and such of certificates from time to time in their judgment they deem best.

(d) To authorize the issuance of shares of stock of the corporation from time to time, upon such terms and for such consideration as may be lawful.

(e) To borrow money and incur indebtedness for the purposes of the corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecation or other evidence of debt and securities therefor.

SECTION 2. NUMBER AND QUALIFICATION OF DIRECTORS. The authorized number of directors shall be at least one (1) and up to seven (7) until changed by amendment of the Articles or by a bylaw duly adopted by approval of the outstanding shares amending this Section 2.

SECTION 3. ELECTION AND TERM OF OFFICE. The directors shall be elected at each annual meeting of shareholders or by consent of shareholders in lieu of meeting. But, if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose. Each director shall hold office until the next annual meeting and until a successor has been elected and qualified. A director need not be a resident of the State of Nevada or a shareholder.

SECTION 4. CHAIRMAN OF THE BOARD. At the regular meeting of the Board, the first order of business will be to select, from its members, a Chairman of the Board whose duties will be to preside over all board meetings until the next annual meeting and until a successor has been chosen.

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SECTION 5. VACANCIES. Any director may resign effective upon giving written notice to the Chairman of the Board, the President, Secretary, or the Board, unless the notice specified a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

Vacancies in the Board including those existing as a result of a removal of a director, shall be filled by the shareholders at a special meeting, and each director so elected shall hold office until the next annual meeting and until such director’s successor has been elected and qualified.

A vacancy or vacancies in the Board shall be deemed to exist in case of the death, resignation or removal of any director or if the authorized number of directors be increased, or if the shareholders fail, at any annual or special meeting of shareholders at which any directors are elected, to elect the full authorized number of directors to be voted for the meeting.

The Board may declare vacant the office of a director who has been declared of unsound mind or convicted of a felony by an order of court.

The shareholders may elect a director or directors at any time to fill any vacancy or vacancies. Any such election by written consent requires the consent of a majority of the outstanding shares entitled to vote. If the Board accepts the resignation of a director tendered to take effect at a future time, the shareholders shall have power to elect a successor to take office when the resignation is to become effective.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of the director’s term of office.

SECTION 6. REMOVAL OF DIRECTORS. Except as otherwise provided in Chapter 78.335 of the Nevada Revised Statutes, any director or one or more of the incumbent directors may be removed from office by the vote of stockholders representing a majority of the voting power of the issued and outstanding stock entitled to voting power.

SECTION 7. PLACE OF MEETING. Any meeting of the Board shall be held at any place within or without the State of Nevada, which has been designated from time to time by the Board. In the absence of such designation meetings shall be held at the principal executive office of the corporation.

SECTION 8. REGULAR MEETINGS. Immediately following each annual meeting of shareholders the Board shall hold a regular meeting for the purpose of organization, selection of a Chairman of the Board, election of officers, and the transaction of other business. Call and notice of such regular meeting is hereby dispensed with.

SECTION 9. SPECIAL MEETINGS. Special meetings of the Board for any purpose may be called at any time by the President, the Secretary or by any two directors. Special meetings of the Board shall be held upon at least four (4) days written notice or forty-eight (48) hours notice given personally or by telephone, email, telegraph, telex or other similar means of communication. Any such notice shall be addressed or delivered to each director at such director’s address as it is shown upon the records of the Corporation or as may have been given to the Corporation by the director for the purposes of notice.

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SECTION 10. QUORUM. A majority of the authorized number of directors then in office constitutes a quorum of the Board for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board, unless a different number be required by law or by the Articles of Incorporation. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the number of directors required as noted above to constitute a quorum for such meeting.

SECTION 11. PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE. Members of the Board may participate in a meeting through use of conference telephone or similar communications equipment so long as all members participate in such meeting can hear one another.

SECTION 12. WAIVER OF NOTICE. The transactions of any meeting of the Board, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum be present and if, either before or after the meeting, each of the directors not present consents in writing or by email to holding such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be recorded by the Secretary with the corporate records or made part of the minutes of the meeting.

SECTION 13. ADJOURNMENT. A majority of the directors present, whether or not a quorum is present, may adjourn any directors’ meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned. If the meeting is adjourned for more than forty-eight (48) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of adjournment.

SECTION 14. FEES AND COMPENSATION. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by the Board.

SECTION 15. ACTION WITHOUT MEETING. Any action required or permitted to be taken by the Board may be taken without a meeting if, before or after the action, all members of the Board shall individually or collectively consent in writing to such action. Such consent or consents shall have the same effect as a unanimous vote of the Board and shall be filed with the minutes of the proceedings of the Board.

SECTION 16. COMMITTEES. The board may appoint one or more committees, each consisting of two or more directors, and delegate to such committees any of the authority of the Board except with respect to:

(a) The approval of any action which requires shareholders’ approval or approval of the outstanding shares;

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(b) The filling of vacancies on the Board or on any committees;

(c) The fixing of compensation of the directors for serving on the Board or on any committee;

(d) The amendment or repeal of bylaws or the adoption of new bylaws;

(e) The amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable by a committee of the Board;

(f) A distribution to the shareholders of the corporation;

(g) The appointment of other committees of the Board or the members thereof.

Any such committee must be appointed by resolution adopted by a majority of the authorized number of directors and may be designated an Executive Committee or by such other name as the Board shall specify. The Board shall have the power to prescribe the manner in which proceedings of any such committee shall be conducted. Unless the Board or such committee shall otherwise provide, the regular or special meetings and other actions of any such committee shall be governed by the provisions of this Article applicable to meetings and actions of the Board. Minutes shall be kept of each meeting of each committee.

SECTION 17. TRANSACTIONS WITH INTERESTED DIRECTORS. Any contract or other transaction between the Corporation and any of its Directors (or any corporation or firm in which any of its Directors are directly or indirectly interested) shall be valid for all purposes notwithstanding the presence of that Director at the meeting during which the contract or transaction was authorized, and notwithstanding the Directors’ participation in that meeting. This section shall apply only if the contract or transaction is just and reasonable to the Corporation at the time it is authorized and ratified, the interest of each Director is known or disclosed to the Board of Directors, and the Board nevertheless authorizes or ratifies the contract or transaction by a majority of the disinterested Directors present. Each interested Director is to be counted in determining whether a quorum is present, but shall not vote and shall not be counted in calculating the majority necessary to carry the vote. This section shall not be construed to invalidate contracts or transactions that would be valid in its absence.

ARTICLE IV

OFFICERS

SECTION 1. OFFICERS. The officers of the corporation shall be a president, a secretary and a treasurer. The corporation may also have, at the discretion of the Board, one or more vice-presidents, one or more assistant vice presidents, one or more assistant secretaries, one or more assistant treasurers and such other officers as may be elected or appointed in accordance with the provisions of Section 3 of this Article.

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SECTION 2. ELECTION. The officers of the corporation, except such officers as may be elected or appointed in accordance with the provisions of Section 3 or Section 5 of this Article, shall be chosen annually by, and shall serve at the pleasure of, the Board, and shall hold their respective offices until their resignation, removal or other disqualification from service, or until their respective successors shall be elected.

SECTION 3. SUBORDINATE OFFICERS. The Board may elect, and may empower the President to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board, or the President may from time to time direct.

SECTION 4. REMOVAL AND RESIGNATION. Any officer may be removed, either with or without cause, by the Board of Directors at any time, or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

Any officer may resign at any time by giving written notice to the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein. The acceptance of such resignation shall be necessary to make it effective.

SECTION 5. VACANCIES. A vacancy of any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed by these bylaws for the regular election or appointment to such office.

SECTION 6. PRESIDENT. The President shall be the chief executive officer and general manager of the Corporation. The President shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board at all meetings of the Board. The President has the general powers and duties of management usually vested in the chief executive officer and the general manager of a corporation and such other powers and duties as may be prescribed by the Board.

SECTION 7. VICE PRESIDENTS. In the absence or disability of the President, the Vice President if any, in order of their rank as fixed by the Board or, if not ranked, the Vice President designated by the Board, or in the absence of a Vice president, the Secretary or any Director, shall perform all the duties of the President and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice President or Secretary or Director so appointed shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the President or the Board.

SECTION 8. SECRETARY. The Secretary shall keep or cause to be kept, at the Principal Executive Office, and such other place as the Board may order, a record book of all meetings of shareholders, the Board, and its committees, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at Board and committee meetings, the number of shares present or represented at shareholders’ meetings, and proceedings thereof. The Secretary shall keep, or cause to be kept, a copy of the bylaws of the corporation at the Principal Executive Office of the Corporation.

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The Secretary shall keep, or cause to be kept, at the Principal Executive Office, a share register, or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the Board and any committees thereof required by these bylaws or by law to be given, shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board.

SECTION 9. ASSISTANT SECRETARIES. In the absence or disability of the Secretary, the Assistant Secretary, in order of their rank as fixed by the Board or, if not ranked, the Assistant Secretary designated by the Board, shall perform all the duties of the Secretary, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Secretary. The Assistant Secretary shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the President or the Board

SECTION 10. TREASURER. The Treasurer is the chief financial officer of the corporation and shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and financial transactions of the corporation, and shall send or cause to be sent to the shareholders of the corporation such financial statements and reports as are by law or these bylaws required to be sent to them.

The Treasurer shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board, shall render to the President and directors, whenever they request it, an account of all transactions as Treasurer and of the financial conditions of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board.

SECTION 11. AGENTS. The President, any Vice-President, the Secretary or Treasurer may appoint agents with power and authority, as defined or limited in their appointment, for and on behalf of the corporation to execute and deliver, and affix the seal of the corporation thereto, to bonds, undertakings, recognizance, consents of surety or other written obligations in the nature thereof and any said officers may remove any such agent and revoke the power and authority given to him.

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ARTICLE V

AUTHORITY TO EXECUTE INSTRUMENTS

SECTION 1. NO AUTHORITY ABSENT SPECIFIC AUTHORIZATION. These Bylaws provide certain authority for the execution of instruments. The Board of Directors, except as otherwise provided in these Bylaws, may additionally authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances. Unless expressly authorized by these Bylaws or the Board of Directors, no officer, agent, or employee shall have any power or authority to bind the Corporation by any contract or engagement nor to pledge its credit nor to render it pecuniarily liable for any purpose or in any amount.

SECTION 2. EXECUTION OF CERTAIN INSTRUMENTS. Formal contracts of the Corporation, promissory notes, deeds, deeds of trust, mortgages, pledges, and other evidences of indebtedness of the Corporation, other corporate documents, and certificates of ownership of liquid assets held by the Corporation shall be signed or endorsed by the President or by the Secretary or the Treasurer, unless otherwise specifically determined by the Board of Directors or otherwise required by law.

ARTICLE VI

ISSUANCE AND TRANSFER OF SHARES

SECTION 1. CLASSES AND SERIES OF SHARES. The Corporation may issue one or more classes or series of shares, or both. Any of these classes or series may have full, limited, or no voting rights, and may have such other preferences, rights, privileges, and restrictions as are stated or authorized in the Articles of Incorporation. All shares of any one class shall have the same voting, conversion, redemption, and other rights, preferences, privileges, and restrictions, unless the class is divided into series, If a class is divided into series, all the shares of any one series shall have the same voting, conversion, redemption, and other. rights, preferences, privileges, and restrictions. There shall always be a class or series of shares outstanding that has complete voting rights except as limited or restricted by voting rights conferred on some other class or series of outstanding shares.

SECTION 2. CERTIFICATES FOR FULLY PAID SHARES. Neither shares nor certificates representing shares may be issued by the Corporation until the full amount of the consideration has been received. When the consideration has been paid to the Corporation, the shares shall be deemed to have been issued and the certificate representing the shares shall be issued to the shareholder.

SECTION 3. CONSIDERATION FOR SHARES. Shares may be issued for such consideration as may be fixed from time to time by the Board of Directors, but not less than the par value stated in the Articles of Incorporation. The consideration paid for the issuance of shares shall consist of money paid, labor done, or value received, and any other consideration deemed appropriate by the Board and consistent with the laws of the State of Nevada.

SECTION 4. REPLACEMENT OF CERTIFICATES. No replacement share certificate shall be issued until the former certificate for the shares represented thereby shall have been surrendered and canceled, except that replacements for lost or destroyed certificates may be issued, upon such terms, conditions, and guarantees as the Board may see fit to impose, including the filing of sufficient indemnity.

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SECTION 5. SIGNING CERTIFICATES-FACSIMILE SIGNATURES. All share certificates shall be signed by the officer(s) designated by the Board of Directors. The signatures of the foregoing officers may be facsimiles. If the officer who has signed or whose facsimile signature has been placed on the certificate has ceased to be such officer before the certificate issued, the certificate may be issued by the Corporation with the same effect as if he or she were such officer on the date of its issuance.

SECTION 6. TRANSFER AGENTS AND REGISTRARS. The Board of Directors may appoint one or more transfer agents or transfer a clerks, and one or more registrars, at such times and places as the requirements of the Corporation may necessitate and the Board of Directors may designate.

SECTION 7. CONDITIONS OF TRANSFER. The party in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof as regards the Corporation, provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, and prior written notice thereof shall be given to the Secretary Of the Corporation, or to its transfer agent, if any, such fact shall be stated in the entry of the transfer.

SECTION 8. REASONABLE DOUBTS AS TO RIGHT TO TRANSFER. When a transfer of shares is requested and there is reasonable doubt as to the right of the person seeking the transfer, the Corporation or its transfer agent, before recording the transfer of the shares on its books or issuing any certificate, may require from the person seeking the transfer reasonable proof of that person’s right to the transfer. If there remains a reasonable doubt of the right to the transfer, the Corporation may refuse a transfer unless the person gives adequate security or a bond of indemnity executed by a corporate surety or by two individual sureties satisfactory to the Corporation as to form, amount, and responsibility of sureties. The bond shall be conditioned to protect the Corporation, its officers, transfer agents, and registrars, or any of them, against any loss, damage, expense, or other liability for the transfer or the issuance of a new certificate for shares.

ARTICLE VII

OTHER PROVISIONS

SECTION 1. DIVIDENDS. The Board may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and on the terms and conditions provided by law, subject to any contractual restrictions on which the corporation is then subject.

SECTION 2. INSPECTION OF RECORDS. The corporation shall keep at its Registered Office and its Principal Executive Office 1) the original or a copy of these bylaws as amended to date certified by an officer, 2) copy of articles of incorporation with all amendments certified by the Secretary of State and 3) stock ledger or duplicate, revised annually, all of which shall be open to inspection to shareholders at all reasonable times during office hours. If the corporation has no principal business office in Nevada, it shall, upon the written request of any shareholder, furnish to such shareholder a copy of the aforementioned documents as amended and revised to date.

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SECTION 3. REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The President or any other officer or officers authorized by the Board or the President are each authorized to vote, represent, and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority herein granted may be exercised either by any such officer in person or by any other person authorized to do so by proxy or power of attorney duly executed by said officer.

SECTION 4. WAIVER OF NOTICE. Any notice required by law or by these bylaws may be waived by execution of a written waiver of notice executed by the person entitled to the notice. The waiver may be signed before or after the meeting.

ARTICLE VIII

LIABILITY OF DIRECTORS AND OFFICERS

SECTION 1. ELIMINATION OF LIABILITY. A director or officer of the corporation shall not be personally liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, excepting only (1) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (2) the payment of dividends in violation of NRS 78.288, except for a director who dissents to the payment as provided in NRS 78.300, but liability shall otherwise be eliminated or limited to the fullest extent permitted by Nevada law; as it may be allowed from time to time.

SECTION 2. MANDATORY INDEMNIFICATION. The Corporation shall indemnify the officers and directors of the Corporation to the fullest extent permitted by Nevada law as the same exists or may hereafter be amended.

SECTION 3. MANDATORY PAYMENT OF EXPENSES. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation.

SECTION 4. EFFECT OF AMENDMENT OR REPEAL. Except as provided in the Articles of Incorporation or by Nevada law, this corporation reserves the right to amend or repeal any provision contained in these Bylaws. However, any amendment to or repeal of any of the provisions shall not adversely affect any right or protection of a director or officer of the Corporation for or with respect to any act or omission of such director or officer occurring prior to such amendment or repeal.

SECTION 5. INSURANCE. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was an officer, director, employee or agent of the Corporation against any liability asserted against or incurred by the officer, director, employee or agent in such capacity or arising out of such person’s status as such whether or not the corporation would have the power to indemnify the officer, or director, employee or agent against such liability under the provisions of this Article.

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ARTICLE IX

AMENDMENTS

These bylaws may be altered, amended or repealed either by approval of a majority of the outstanding shares entitled to vote or by the approval of the Board; provided however that after the issuance of shares, a bylaw specifying or changing a fixed number of directors or the maximum or minimum number or changing from a fixed to a flexible Board or vice versa, may only be adopted by the approval by an affirmative vote of a majority of the corporation’s issued shares entitled to vote. Further, the right of any shareholder to inspect the corporation’s records as provided in Article V Section 2, or otherwise permitted under applicable law, shall not be limited or abridged by an amendment.

ARTICLE X

CONFLICTS WITH GENERAL CORPORATION LAW

In the event and to the extent of any conflict between the provisions of these bylaws and any mandatory requirements of the General Corporation Law of Nevada, as it may be amended from time to time, the latter shall govern and all other provisions of the bylaws not in conflict thereof shall continue in full force and effect.

ARTICLE XI

ADOPTION OF BYLAWS

The foregoing bylaws were adopted by the Board of Directors on July 25, 2005 and revised on February 28, 2007.

/s/ Geoff Armstrong
Geoffrey Armstrong, President and Secretary,
Owlhead Minerals Corp.

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CERTIFICATION OF BYLAWS

I, Geoffrey Armstrong the undersigned President and Secretary of Owlhead Minerals Corp. (formerly Eardley Ventures) hereby certifies that the foregoing are true and correct copies of the bylaws of Owlhead Minerals Corp. and that the bylaws have not been rescinded or modified and are in full force and effect as of this date.

DATED: February 28, 2007

/s/ Geoff Armstrong
Geoffrey Armstrong, President and Secretary,
Owlhead Minerals Corp.

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